EXHIBIT 99.2



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1997

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________




                 Commission File Number 1-1430



        A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                    REYNOLDS METALS COMPANY
                          SAVINGS PLAN
                      FOR HOURLY EMPLOYEES


        B.  Name of issuer of the securities held
            pursuant to the plan and the address of
            its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003

                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

Report of Independent Auditors............................   F-1

Audited Financial Statements

 Statements of Net Assets Available for
   Plan Benefits, with Fund Information...................   F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information...............   F-4
 Notes to Financial Statements............................   F-5


EXHIBITS

 Exhibit A   Consent of Independent Auditors

                           SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                         REYNOLDS METALS COMPANY
                         SAVINGS PLAN FOR HOURLY EMPLOYEES




                         By: /s/ F. Robert Newman
                             -----------------------------------
                              F. Robert Newman
                              Vice President, Human Resources
                              Reynolds Metals Company and
                              Member, Plan Committee for Hourly
                              Savings Plan



DATE:  June 24, 1998

      Report of Ernst & Young LLP, Independent Auditors


Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Reynolds Metals Company Savings Plan for Hourly Employees as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the management of Reynolds Metals Company, the Plan's sponsor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                     /s/ ERNST & YOUNG LLP

Richmond, Virginia
June 19, 1998

                                                     Reynolds Metals Company
                                                 Savings Plan for Hourly Employees

                              Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                     (Dollars in Thousands)

                                                      December 31, 1997
                                     ---------------------------------------------------------------------------------------
                                                   Fund Information
                                     ---------------------------------------------------------------------------
                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
Assets
Investment in Master Trust              $7,638     $34,654      $12,428    $139,651   $1,953   $10,108    $9,119    $215,551
Accrued income                              43           -            -           -        -         -         -          43
Contribution receivable                     30         125           84         404       23        43        13         722
                                       ---------------------------------------------------------------------------------------
Net assets available for plan benefits  $7,711     $34,779      $12,512    $140,055   $1,976   $10,151    $9,132    $216,316
                                       =======================================================================================


See accompanying notes.

                                                   Reynolds Metals Company
                                             Savings Plan for Hourly Employees

                         Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                  (Dollars in Thousands)


                                                      December 31, 1996
                                     ---------------------------------------------------------------------------------------
                                            Fund Information
                                     ---------------------------------------------------------------------------
                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
Assets
Investment in Master Trust              $3,061    $16,274       $8,334     $134,757   $1,189   $4,644     $7,744    $176,003
Accrued income                              19          -            -            -        -        -          -          19
                                       ---------------------------------------------------------------------------------------
Total assets                             3,080     16,274        8,334      134,757    1,189    4,644      7,744     176,022
                                       ---------------------------------------------------------------------------------------
Liabilities
Accounts payable and other                   1          -            -           12        -        -          -          13
                                       ---------------------------------------------------------------------------------------
Net assets available for plan benefits  $3,079    $16,274       $8,334     $134,745    $1,189   $4,644    $7,744    $176,009
                                       =======================================================================================

See accompanying notes.


                                                   Reynolds Metals Company
                                              Savings Plan for Hourly Employees

                   Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information

                                                   (Dollars in Thousands)

                                                        Year Ended December 31, 1997
                                  ---------------------------------------------------------------------------------------
                                                      Fund Information
                                  ---------------------------------------------------------------------------
                                                                                             Small
                                                                                   Inter-   Capita-
                                      Reynolds  Diversified  Balanced   Interest  national  lization
                                        Stock     Equities  Investment   Income   Equities  Equities    Loan
                                        Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                  ---------------------------------------------------------------------------------------
Additions to net assets:
  Net investment gain (loss) from
   Master Trust (Note 3):            $  (48)    $ 6,658      $ 1,945    $  8,343   $   23   $ 1,718    $  730    $ 19,369

Assets received from other plans         80           -            -           -        -         -         -          80
Contributions:
 Employer                               366       2,236          800      10,720      264       814         -      15,200
 Employee                               601       3,759        1,533      12,822      463     1,333         -      20,511
                                   ---------------------------------------------------------------------------------------
                                        967       5,995        2,333      23,542      727     2,147         -      35,711
                                   ---------------------------------------------------------------------------------------

Total Additions                         999      12,653        4,278      31,885      750     3,865       730      55,160

Deductions from net assets:
 Withdrawals by participants            295         733          448      12,134       71       234       425      14,340
 Assets transferred to other plans        -          35           27         398       11        27        15         513

 Administrative expenses                  -           -            -           -        -         -         -           -
                                   ---------------------------------------------------------------------------------------
Total Deductions                        295         768          475      12,532       82       261       440      14,853

Interfund transfers                   3,928       6,620          375     (14,043)     119     1,903     1,098           -
                                   ---------------------------------------------------------------------------------------

Net increase                          4,632      18,505        4,178       5,310      787     5,507     1,388      40,307

Net assets available for plan benefits:

 Beginning of year                    3,079      16,274        8,334     134,745    1,189     4,644     7,744    176,009
                                   ---------------------------------------------------------------------------------------
 End of year                         $7,711     $34,779      $12,512    $140,055   $1,976   $10,151    $9,132   $216,316
                                   =======================================================================================

See accompanying notes.


                   Reynolds Metals Company
              Savings Plan for Hourly Employees

                Notes to Financial Statements

                      December 31, 1997

                   (Dollars in Thousands)


1. Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Reynolds Metals Company
Savings Plan for Hourly Employees ("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Common Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Guaranteed investment contracts with insurance companies are reported at "contract value," which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.

2. Summary of Significant Plan Provisions

Reynolds Metals Company (the "Company") established the Plan effective January 1, 1986, covering hourly employees of the Company and certain of its subsidiaries (each an "Employer") who are in a bargaining unit covered by a labor agreement that incorporates the Plan by reference. The Plan is a defined contribution plan under the Employee Retirement Income
Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. A complete description of the Plan is contained in the Summary Plan Description and in the Plan document, copies of which are available from the Company.

Hourly employees who are in a bargaining unit covered by a collective bargaining agreement that incorporates the Plan by reference will become eligible to participate in the Plan on the later of (a) 30 days after beginning their employment with an Employer, or (b) the date on which the collective bargaining agreement under which they are covered first incorporates the Plan by reference. Plan participation is voluntary.

                   Reynolds Metals Company
              Savings Plan for Hourly Employees

          Notes to Financial Statements (continued)



2. Summary of Significant Plan Provisions (continued)

Each collective bargaining agreement that incorporates the Plan by reference provides that participants may elect to make payroll contributions to the Plan in specified amounts ranging from 1% to 12% of compensation in 1% increments.
Each such collective bargaining agreement may also provide for the following types of contributions:

 (a) Company Matching Contributions: At certain bargaining units, the applicable Employer will, subject to certain limitations, contribute to the Plan on behalf of each eligible participant, a fixed percentage of a portion of the payroll contributions by the participant.

 (b) Negotiated Deferral Contributions: At certain bargaining units, the applicable Employer will make a contribution to a participant's account based on the number of hours worked by each active employee participating in the Plan.

 (c) Additional Voluntary Contributions:
     Eligible employees who receive a profit-sharing award, gainsharing payment or other designated type of lump sum payment may contribute between 10% and 50% of the award and/or payment (in 10% increments) to the Plan. Such contributions are not matched by the Company or any other Employer.

Participants may elect to make their contributions on a before or after tax basis or a combination thereof.
Employer contributions (matching and negotiated deferral) are made on a "pretax" basis. Highly compensated participants may be required to reduce the amount of "pretax" contributions made to or held by the Plan on their behalf to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

Participants are fully vested in their account balances.
Withdrawals and distributions are handled in accordance with the Plan provisions and are subject to certain regulatory restrictions. The trustee holds all of the Plan's investment assets and executes transactions therein.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and subject to the terms of any applicable collective bargaining agreement.

                   Reynolds Metals Company
              Savings Plan for Hourly Employees

          Notes to Financial Statements (continued)



2. Summary of Significant Plan Provisions (continued)

The Company is the Plan administrator and bears the related costs, except for investment-related and trustee fees, which are paid by the Plan.

3. Commingled Master Trust Investments

All of the investments of the Plan as of December 31, 1997 and 1996 were held in a Master Trust under a Master Trust
Agreement between Reynolds Metals Company and The Northern
Trust Company, as trustee, and are commingled with the assets of three other savings plans of the Company and one of its subsidiaries. Net assets and net investment gains from the Master Trust are allocated to participating plans based on the aggregate account balance of individual participants in each Plan.

Substantially all the assets held in the Diversified Equities Fund and the Balanced Investment Fund are invested in the Vanguard Institutional Index Fund and the Vanguard STAR Fund, respectively. These are no-load mutual funds held and managed by The Vanguard Group of Investment Companies. Substantially all of the assets held in the International Equities Fund and the Small Capitalization Equities Fund are invested in the T. Rowe Price Foreign Equity Fund and the T. Rowe Price Small-Cap Value Fund, respectively. These are no-load mutual funds held and managed by T. Rowe Price Associates, Inc.

The assets of the Interest Income Fund generally are
invested in guaranteed investment contracts ("GICs") at
fixed rates of return and structured investment contracts
("SICs") with various insurance companies and banks.
SICs represent high grade investments held in the name
of the Master Trust in conjunction with a corresponding
contract with the issuer of the SIC to provide a fixed or
variable rate of return (based on investment experience
and reset quarterly) on the cost of the investment.
GICs and SICs generally provide for the full
repayment of principal and interest.   Upon the occurrence
of certain events (including layoffs by the Company or its applicable affiliates), however, market value of the GIC or SIC, if lower than its book value, may be repaid (a "Market
Value Adjustment"). Currently, in the opinion of the Company, the likelihood of a material loss to the Plan as a result of such a Market Value Adjustment is remote. The annual rate of return on these contracts during 1997 and 1996 was 6.3% and 6.3%, respectively. The current yield on these contracts at December 31, 1997 was 6.3% (6.4% at December 31, 1996). Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The fair value of the Plan's GICs approximates contract value.

                   Reynolds Metals Company
              Savings Plan for Hourly Employees

          Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

No individual SIC or GIC exceeded 5% of the Master Trust's assets, except for a SIC with Transamerica Life with a balance of approximately $39,000.

Cash and cash equivalents of the Master Trust are invested in a short-term investment fund managed by The Northern
Trust Company.

During 1997 and 1996, certain assets of the Plan were transferred into other plans and from other plans of the Company as a result of employee transfers. There was no effect on any participant's accounts as a result of the transfer.

Summarized financial fund information of the commingled accounts within the Master Trust is presented below:

                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
MASTER TRUST NET
ASSETS-1997
Assets
 Accrued Income                         $  1,082                                                                    $  1,082
 Cash and cash equivalents                 2,247   $     47     $    11    $ 40,726   $     6  $    25                43,062
 Contributions receivable                    598        195         215         671        79       56    $    13      1,827
 Investments:
  Common stock                           189,068          -           -           -         -        -          -    189,068
  Investment contracts                         -          -           -     195,952         -        -          -    195,952
  Mutual funds                                 -    131,723      46,727           -    10,219   34,639          -    223,308
  Loans to participants                        -          -           -           -         -        -     19,962     19,962
                                       ---------------------------------------------------------------------------------------

Master Trust net assets                 $192,995   $131,965     $46,953    $237,349   $10,304  $34,720    $19,975   $674,261
                                       =======================================================================================
Portion of Master Trust
 allocable to the Plan                  $  7,711   $ 34,779     $12,512    $140,055   $ 1,976  $10,151    $ 9,132   $216,316
Percent                                        4%        26%         26%         59%       19%      29%        46%        32%


                             Reynolds Metals Company
                        Savings Plan for Hourly Employees

                    Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
MASTER TRUST NET
ASSETS-1996
Assets
 Accrued Income                         $    997                                                                    $    997
 Cash and cash equivalents                 2,213   $    48      $     3    $ 17,070   $    4   $     3                19,341
 Contributions receivable                    259       209          183         143       56       166                 1,016
 Investments:
  Common stock                           160,346         -            -           -        -         -               160,346
  Investment contracts                         -         -            -     220,145        -         -               220,145
  Mutual funds                                 -    88,863       36,576           -    8,640    19,993               154,072
  Loans to participants                        -         -            -           -        -         -    $19,326     19,326
                                       ---------------------------------------------------------------------------------------
Total assets                             163,815    89,120       36,762     237,358    8,700    20,162     19,326    575,243

Liabilities
 Accounts payable                              1         -            -          12        -         -          -         13
                                       ---------------------------------------------------------------------------------------

Master Trust net assets                 $163,814   $89,120      $36,762    $237,346   $8,700   $20,162    $19,326   $575,230
                                       =======================================================================================

Portion of Master Trust
 allocable to the Plan                  $  3,079   $16,274      $ 8,334    $134,745   $1,189   $4,644     $ 7,744   $176,009
Percent                                        2%       18%          23%         57%      14%      23%         40%        31%


                                Reynolds Metals Company
                           Savings Plan for Hourly Employees

                       Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
CHANGES IN MASTER TRUST
ASSETS -1997
 Additions:
  Contributions from plans              $ 11,682   $ 13,182     $ 5,775    $ 28,736   $ 2,090  $ 4,979              $ 66,444
  Net realized and unrealized
   appreciation (depreciation)
   of investments                          9,977     29,085       6,564           -       109    6,267                52,002
  Interest and dividends                   4,107      1,976       1,427      15,552       135      549    $ 1,707     25,453
  Assets transferred into
     Master Trust                         11,809          -           -           -         -        -         25     11,834
                                       ---------------------------------------------------------------------------------------
                                          37,575     44,243      13,766     44,288      2,334   11,795      1,732    155,733
                                       ---------------------------------------------------------------------------------------
 Deductions:
  Distributions to plans                  19,011      7,595       2,787     23,616        800    1,623      1,270     56,702
  Administrative expenses                      -          -           -          -          -        -          -          -
                                       ---------------------------------------------------------------------------------------
                                          19,011      7,595       2,787     23,616        800    1,623      1,270     56,702
 Interfund transfers-net                  10,617      6,197        (788)   (20,669)        70    4,386        187          -
                                       ---------------------------------------------------------------------------------------
Net additions                             29,181     42,845      10,191          3      1,604   14,558        649     99,031

Master Trust net assets at
 beginning of period                     163,814     89,120      36,762    237,346      8,700   20,162     19,326    575,230
                                       ---------------------------------------------------------------------------------------
Master Trust net assets at
 end of period                          $192,995   $131,965     $46,953   $237,349    $10,304  $34,720    $19,975    $674,261
                                       =======================================================================================


                   Reynolds Metals Company
              Savings Plan for Hourly Employees

          Notes to Financial Statements (continued)



4. Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                 December 31
                                               1997      1996
                                            --------------------
Net assets available for benefits per
 the financial statements                    $216,316  $176,009
Amounts allocated to withdrawn participants       374       172
                                            --------------------
Net assets available for benefits per
 the Form 5500                               $215,942  $175,837
                                            ====================

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                              December 31
                                                 1997
                                             -------------
Benefits paid to participants per the
 financial statements                          $14,340
Add:  Amounts allocated on Form 5500 to
 withdrawn participants in the current year        374

Less:  Amounts allocated on Form 5500 to
 withdrawn participants in the prior year         (172)
                                             -------------

Benefits paid to participants per the Form
 5500                                          $14,542
                                             =============

5. Income Tax Status

The Internal Revenue Service has determined that the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "Code"). As long as the Plan continues to be qualified, under Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account.
Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation of investments.

                       INDEX TO EXHIBITS



Exhibit A     Consent of Independent Auditors

                                                   EXHIBIT A





               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly Employees and in the related Prospectus of our report dated June 19, 1998, with respect to the financial statements of the Reynolds Metals Company Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                /s/ ERNST & YOUNG LLP



Richmond, Virginia
June 19, 1998